UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):          November 27, 2007

Grant Life Sciences, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50133	82-0490737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1787 East Ft. Union Blvd., Suite 202 Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                 (801) 733-0878

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

To obtain funding for its ongoing operations, Grant Life Sciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC (collectively, the “Investors”) on November 27, 2007 for the sale of (i) $400,000 in callable secured convertible notes (the “Notes”) and (ii) stock purchase warrants (the “Warrants”) to buy 8,000,000 shares of our common stock. On November 27, 2007, the Investors purchased $400,000 in Notes and received Warrants to purchase 8,000,000 shares of the Company’s common stock. The Company received net proceeds of $345,000.00, after deducting expenses of $55,000.00.

The Notes bear interest at 8%, mature three years from the date of issuance, and are convertible into our common stock, at the Investors' option, at a conversion price equal to the lower of (i) $0.15 or (ii) 60% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of November 12, 2007, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $0.018 and, therefore, the conversion price for the secured convertible notes was $0.011. Based on this conversion price, the $400,000 Notes, excluding interest, were convertible into 37,037,037 shares of our common stock.

We may prepay the Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.40 per share. The full principal amount of the Notes is due upon default under the terms of Notes. In addition, we have granted the Investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

The Warrants are exercisable until seven years from the date of issuance at a purchase price of $.05 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of the Company common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the Company’s then issued and outstanding shares of common stock.

Item 3.02  Unregistered Sales of Equity Securities

The Notes and Warrants described in Item 1.01 were offered and sold to the Investors in a private placement transaction made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated thereunder.   Each of the Investors is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

10.1	Securities Purchase Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC
10.2	Form of Callable Secured Convertible Note dated November 27, 2007
10.3	Form of Stock Purchase Warrant dated November 27, 2007
10.4	Registration Rights Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC
10.5	Security Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC
10.6	Intellectual Property Security Agreement dated November 27, 2007 by and among the Company and New Millennium Capital Partners II, LLC, AJW Master Fund, Ltd. and AJW Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Grant Life Sciences, Inc.

Date: November 29, 2007	By:	/s/ Doyle R. Judd
	Name:	Doyle R. Judd
	Title:	Chief Financial Officer